SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

American Access Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN ACCESS TECHNOLOGIES, INC.

6670 Spring Lake Road

Keystone Heights, Florida 32656

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held July 23, 2004

To our Stockholders:

The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of American Access Technologies, Inc. (the “Company”), will be held at 10:00 a.m. on July 23, 2004 at 6670 Spring Lake Road, Keystone Heights, Florida 32656, for the following purposes as more fully described in the accompanying Proxy Statement:

(1)	To elect the five directors;

(2)	To approve the 2004 Employee Stock Incentive Plan;

(3)	To approve the 2004 Director Stock Option Plan;

(4)	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on May 28, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. Stockholders who attend the Annual Meeting in person may revoke their proxy and vote their shares in person. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

By Order of the Board of Directors

June 1, 2004
John E. Presley President

Please vote immediately. Stockholders whose shares are held in a brokerage account will be able to vote by Internet or telephone if such voting information is provided on the enclosed proxy card. All other stockholders should sign, date and return the proxy card. No postage is required if mailed in the United States.

Voting now will avoid the expense of a further solicitation.

AMERICAN ACCESS TECHNOLOGIES, INC.

6670 Spring Lake Road

Keystone Heights, Florida 32656

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 23, 2004

This Proxy Statement is furnished to the holders of Common Stock (the “Common Stock”), of American Access Technologies, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of the enclosed proxy for use at the Annual Meeting of Stockholders to be held on July 23, 2004 (the “Annual Meeting”), or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about June 7, 2004 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.

Revocability and Voting of Proxy

A proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR the election of the nominees of the Board of Directors and FOR Proposals No. 2 and 3.

Record Date and Voting Rights

Only stockholders of record at the close of business on May 28, 2004 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On May 28, 2004, there were 6,769,124 shares of Common Stock outstanding. Each such share of Common Stock is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the voting rights outstanding represented by shares of Common Stock present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

Proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked “withheld” as to any director nominee or “abstain” or “against” as to a particular proposal and broker non-votes on each Proposal is discussed under each respective Proposal.

Beneficial Ownership of Capital Stock

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of May 28, 2004 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, (ii) each current director and nominee for director of the Company, (iii) each of the Company’s executive officers named in the Summary Compensation Table, and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

	Shares Beneficially Owned (1)
Name and Address	Common Stock		Percentage
John E. Presley 6689 Shands Road Keystone Heights, Florida 32656	2,089,254	(2)	24.1%
Erik Wiisanen 6689 Shands Road Keystone Heights, Florida 32656	1,559,123	(2)	19.1%
Joseph F. McGuire 6670 Spring Lake Road Keystone Heights, Florida 32656	750,333		10.0%
Lamar Nash 111 Riverside Avenue Jacksonville, FL 32202	85,000		*
Kenneth M. Cornell 9847 SW 31st Road Gainesville, FL 32608	-0-		*
All directors and officers as a group (6 persons)	4,511,210		41.4%
Around the Clock Partners, LP 721 First Avenue North St. Petersburg, FL 33701	349,000		5.16%

*	Less than 2%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes shares that can be acquired by each person by exercise of outstanding options or warrants within 60 days from May 28, 2004. The following sets forth the number of shares deemed to be beneficially owned which are the subject of such options and warrants.

John E. Presley – 1,908,019 shares, Erik Wiisanen- 1,377,888 shares, Joseph F. McGuire- 733,333 shares,

Lamar	Nash – 85,000 shares and all directors and officers as a group – 4,131,740 shares.

(2)	Includes 68,000 shares owned by the Company’s Profit Sharing Plan as of May 28, 2004. Messrs. Presley and Wiisanen are trustees of the Plan and have shared voting and investment power over such shares in such capacity, but disclaim beneficial ownership except as to their vested benefits under the plan.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Currently, there are five members of the Board of Directors. Directors are elected at each annual stockholders meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five nominees named below.

Each nominee has indicated that he is willing and able to serve as director if elected. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Corporate Governance and Nominating Committee of the Board of Directors. The Corporate Governance and Nominating Committee has no reason to believe that any of the nominees will be unavailable to serve.

The names and certain information concerning the five nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “withheld” as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

The Nominees of the Board of Directors

The followings sets forth certain information about the nominees of the Board of Directors for election of directors at the Annual Meeting. Each of the nominees currently serves on the Board of Directors and has been recommended for election by the Corporate Governance and Nominating Committee.

JOHN E. PRESLEY, age 65, Director of the Company since November 1998, President and CEO of the Company since April 12, 1999, and President of our wholly-owned subsidiary, Omega Metals, Inc. since March 9, 1981. Mr. Presley is a graduate registered professional Engineer. He graduated from the University of Florida in January of 1961 with a BSME and attended a number of Colleges for graduate work. He worked in many industries as an engineer and Manager before founding Omega metals in 1981.

ERIK WIISANEN, age 60, Vice President-Marketing of Omega, was elected a Director in December 1999. He graduated from Cornell University in 1965. He worked in Banking as a Vice President of Barnett Bank, until 1970 and was a representative for shipping interests until helping found the Company’s wholly-owned subsidiary, Omega Metals, in 1981. He was co-founder, President, and Chairman of the Board of Directors of a private kindergarten. He has been in charge of sales for Omega since 1981. Mr. Wiisanen is the brother-in-law of Mr. Presley.

JOSEPH F. MCGUIRE, age 45, was hired by the Company on June 4, 2000. The Board of Directors appointed him Chief Financial Officer and Director on June 29, 2000. He has extensive experience in numerous Wall Street investment vehicles and has been a Chief Financial Officer in that environment for the past 15 years. He is a 1980 graduate of the University of Notre Dame. From 1998 until June 2000, he was Chief Financial Officer for Hirst Investment Management, Inc. From 1997 to 1998, CFO for MHR Fund Management; from 1995 to 1997, CFO for the Common Fund; from 1994 to 1995, CFO for Link Strategic Investors; and from 1989 to 1995, CFO for John Henry & Co., Inc. Prior to 1989, he held management positions with Dean Witter Reynolds, Paine Webber, Inc., and Price Waterhouse.

LAMAR NASH, age 57, became a member of the Board of Directors and the Audit Committee in January 2003. He was a member of our Advisory Board from November 2001 to December 2002. Mr. Nash currently serves as director of business development for Barton Malow Company’s Southern Region. The construction company, ranked in the top 20 of construction companies worldwide, has annual revenues exceeding $1.2 billion. Mr. Nash is a former Vice President and Corporate Marketing Officer for The Haskell Co., a top 100 design-build general contracting firm. He also served as interim executive director of the Foundation for Integrated Services, an affiliate of Design-Build Institute of America. He is former chairman and current director of Florida First Capital Finance Corporation; past president of Florida Economic Development Council; and former staff director of the Jacksonville, Florida Chamber of Commerce Committee of 100. In addition, Mr. Nash has co-owned a small business with annual sales of $5 million. He is a member of Industrial Asset Georgia Economic Developers Association and a licensed real estate broker. He is a 1969 graduate of the University of Florida.

KENNETH M. CORNELL, age 35, became a member of the Board of Directors and Chairman of the Board’s Audit Committee in April 2004. He attended the University of Florida’s Fisher School of Accounting Master’s Program and graduated in 1991. Ken’s previous employment experience includes working in the audit division of Ernst & Young in Atlanta, Georgia, where he serviced primarily small public and private entrepreneurial companies as well as some larger Fortune 500 companies. Ken served as the Chief Financial Officer of Log On America, a publicly held internet/telecommunications company from 1999 to 2002. While there, he was responsible for all internal and external financial reporting, due diligence reviews for various acquisitions, and establishment of internal controls and financial processes used to evaluate the various products and services offered by the company. Mr. Cornell founded CornellCFO in 1997. CornellCFO has assisted companies in the high technology arena with financing, strategic alliances, merger and acquisition, and various turnaround services since 1997. Ken holds his CPA license in Florida and is a member of the American Institute of Certified Public Accountants (AICPA).

Information about the Nominating Process

The Company’s Board of Directors has a Corporate Governance and Nominating Committee that undertakes the activities of identifying, evaluating and recommending nominees to serve as Directors. The members of the Corporate Governance and Nominating Committee are Lamar Nash and Kenneth M. Cornell. Our Board of Directors determined that Messrs. Nash and Cornell are considered independent as defined in the listing standards of the NASDAQ Stock Market.

Nomination of Director Candidates by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider nominations of candidates for membership on the Board of Directors that are submitted by stockholders. Any such recommendations should include nominee’s name and qualifications for Board membership and a consent signed by such candidate to serve as a director if elected should be directed to Joseph F. McGuire, Chief Financial Officer, American Access Technologies, Inc., 6670 Spring Lake Road, Keystone Heights, Florida 32656. In addition, stockholders may nominate candidates for election as directors at any annual meeting by attending the meeting and offering the candidates into nomination at the time of the election of Directors at the meeting. For a stockholder’s nominee to be included in the Company’s Proxy Statement for such meeting the stockholder must give timely notice to the Company within the time period described below under “Stockholder Proposals.”

Director Qualifications

The Corporate Governance and Nominating Committee has not established any minimum qualifications for nomination as a Director of the Company but has identified the following qualities and skills necessary for its Directors to possess:

•	Integrity

•	Ability to objectively analyze complex business problems and develop creative solutions

•	Pertinent expertise, experience and achievement in education, career and community

•	Familiarity with issues affecting the Company’s business

•	Availability to fulfill time commitment

•	Ability to work well with other Directors

•	Commitment to enhancing stockholder value

Indentifying and Evaluating Nominees for Directors

Candidates for director may come from a number of sources including, among others, recommendations from current directors, recommendations from management, third-party search organizations, and stockholders. Director candidates are evaluated to determine whether they have the qualities and skills set forth above. Such evaluation may be by personal interview, background investigation and other appropriate means.

Director Attendance at the Annual Meeting

It is the Company’s policy to require all of its Directors to attend the Annual Meeting of Stockholders. All of the Company’s directors attended the 2003 Annual Meeting.

Stockholder Communications with the Board

Stockholders may communicate with the Board in writing by addressing mail to “Board of Directors” c/o Joseph F. McGuire, Chief Financial Officer, American Access Technologies, Inc., 6670 Spring Lake Road, Keystone Heights, Florida 32656. Any such communication will be distributed to each of the Company’s Directors. A communication addressed to any individual Director at the same address will be distributed only to that Director.

Board Committees

The Board of Directors of the Company has a standing Audit Committee and a Corporate Governance and Nominating Committee. The entire board sits as the Compensation Committee.

Audit Committee

The principal functions of the Audit Committee are to review and monitor the Company’s financial reporting and the internal and external audits. The committee’s functions include, among other things: (i) to select and replace the Company’s independent auditors; (ii) to review and approve in advance the scope and the fees of our annual audit and the scope and fees of non-audit services of the independent auditors; (iii) to receive and consider a report from the independent auditors concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection, and (iv) to review compliance with and the adequacy of our major accounting and financial reporting policies and controls. The Audit Committee met four times during the fiscal year ended December 31, 2003. Messrs. Cornell (Chairman), Nash, and McGuire are the current members of the Audit Committee. The Board has determined that Messrs. Cornell and Nash are “independent” as defined in the listing standards of the NASDAQ Stock Market and that Mr. Cornell qualifies as an “audit committee financial expert” as defined in the regulations of the Securities and Exchange Commission. A copy of the Audit Committee charter is included in this Proxy Statement.

Compensation Committee

The entire Board of Directors sits as the Compensation Committee. The primary functions of the Compensation Committee are to review and approve the compensation of the Chief Executive Officer and the other executive officers of the Company, to review and approve the terms of any employment contracts with executive officers and to produce an annual report for inclusion in the Company’s proxy statement. The Compensation Committee also administers and interprets the Company’s stock options plans and grants all awards under the employees stock option plan. The compensation of the Chief Executive Officer and the other executive officers must be recommended to the Board by a majority of the independent directors.

Corporate Governance and Nominating Committee

The principal functions of the Corporate Governance and Nominating Committee are to: (i) identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to select the director nominees of the Board to stand for election at each annual meeting of stockholders; (ii) consider corporate governance issues that may arise from time to time and develop guidelines and make recommendations to the Board with respect thereto; and (iii) review and approve related party transactions. Messrs. Cornell and Nash are the current members of the Corporate Governance and Nominating Committee. The Board has determined that Messrs. Cornell and Nash are “independent” as defined in the listing standards of the NASDAQ Stock Market. The Board of Directors has adopted a charter for the Corporate Governance and Nominating Committee, a copy of which is included in this Proxy Statement. The Corporate Governance and Nominating Committee charter is not currently available on the Company’s website.

Attendance at Meetings

During the fiscal year ended December 31, 2003, the Board of Directors held a total of four meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board, other than Kenneth M. Cornell who was not a Director in 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “Commission”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than 10% shareholders are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of Forms 3, 4 and 5 received by the Company, or written representations from certain reporting persons, the Company believes, during the fiscal year ended December 31, 2003, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to officers, directors and 10% shareholders were satisfied other than reports by certain officers and directors reporting of the grant of stock purchase options which were not filed within the required time period but were subsequently filed by such persons other than Messrs. Presley, Wiisanen, McGuire, Nash, J. Boyd and Simpson who did not file Form 4 to report the approval of the issuance of stock options by the stockholders at the 2003 Annual Meeting. The reports were subsequently filed on Form 5 on February 13, 2004 for the 2003 fiscal year.

Director Compensation

Directors are paid $500 for meetings attended at our corporate headquarters and $250 for telephonic meetings. Reasonable travel and lodging expenses associated with directors’ meetings are reimbursed by the Company.

On January 10, 2000, the Board of Directors voted to implement a 2000 Director Stock Option Plan as incentive for continued and future service. Each director was awarded 50,000 options to purchase American Access stock at the January 10, 2000 closing price, automatically renewable each year on the anniversary date of the Board decision. Directors also are authorized to receive

10,000 options for serving as a Board committee chairman and 5,000 for serving as a member of a board committee. The Plan was approved by stockholders at the 2000 annual meeting. The Board allocated 300,000 shares to the Plan. On December 21, 2001 and August 1, 2003, respectively, our stockholders voted to amend the 2000 Director Stock Option Plan and increased the total number of options available to 900,000, thus allowing grants in subsequent years when prior grants are outstanding and unexercised. The approval of the 2004 Director Stock Option Plan is the subject of Proposal No. 3 in this proxy statement.

Certain Relationships and Related Transactions

In May and June 2000, the Company authorized loans to two directors, John E. Presley and Erik Wiisanen, who also are officers of the Company or its subsidiaries, and who collateralized the loans with personal assets unrelated to these transactions. The collateralized loans were to enable these directors to cover margin calls precipitated by a drop in the price of the Company’s common stock. On May 31, 2000, the two directors (one of whom is the Company’s president) each executed a promissory note and security agreement for $75,000 and $60,000 respectively, payable on or before December 31, 2000, with interest at 10%. In October 2000, the two directors executed additional promissory notes with identical terms for $10,000 each, payable on or before April 30, 2001. Each of these notes was extended to June 30, 2003. No interest was paid on the notes receivable from inception through June 30, 2003. Pursuant to the Sarbanes-Oxley Act of 2002, enacted in July 2002, these notes receivable could not be amended or extended in any way and must be satisfied when due, June 30, 2003. As a result of a decision by the Board prior to the due date, both outstanding loans and accrued interest have been cancelled and treated as compensation. The total amounts were approximately $110,260 and $91,200, respectively, of which $155,000 was principal and $46,460 was interest, collectively.

All related party transactions are required to be reviewed and approved by an independent body of the Board of Directors composed solely of independent directors as defined in NASDAQ Rule 4350(d)(2)(A).

Executive Compensation

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of the Board of Directors and develops and oversees the Company’s executive compensation strategy. The Company’s executive compensation strategy is designed to facilitate recruiting and retaining highly qualified executives, supporting achievement of the Company’s business objectives and enhancing stockholder value. The Compensation Committee reviews, on an ongoing basis, all aspects of executive compensation. In addition, the compensation of the Chief Executive Officer and the other executive officers must be recommended to the Board by a majority of the independent directors.

The Compensation Committee’s executive compensation philosophy is designed to address the needs of the Company, its executives and its stockholders. The executive compensation program is structured to:

•	Reinforce the importance of management’s focus on enhancing stockholder value;

•	Ensure alignment of management’s compensation with the annual and long-term performance of the Company;

•	Reward exceptional performance by means of competitive compensation opportunities; and

•	Enable the Company to attract and retain a highly qualified management team.

The three key elements of the Company’s compensation program are base salary, a management incentive bonus plan and long-term incentives, which consist of stock options and incentives.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation paid to the Company’s president/chief executive officer and the other executive officers of the Company and its subsidiaries who received compensation of $100,000 or more during the fiscal year ended December 31, 2003 (the “named executive officers”) as well as their compensation in 2002 and 2001.

	Year	Annual Compensation			Long Term Compensation Awards			Other Compensation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)(2)	All LTIP Payouts ($)
John E. Presley, President,	2003	$175,000	—	$111,980	—	130,000	—	—
Chief Executive Officer	2002	$175,000	—	—	—	460,000	—	—
	2001	$175,000	—	—	—	526,019	—	—
Erik Wiisenen,	2003	$125,000	—	$94,187	—	130,000	—	—
Vice President,	2002	$125,000	—	—	—	455,000	—	—
Omega Metals	2001	$125,000	—	—	—	521,018	—	—
Joseph F. McGuire,	2003	$120,000	$10,000		—	130,000	—	—
Chief Financial Officer	2002	$120,000	—	—	—	210,000	—	—
	2001	$115,000	—	—	—	293,333	—	—

(1)	As a result of a decision by the Board prior to the due date, both outstanding loans and accrued interest have been cancelled and treated as compensation.

(2)	Represents options to acquire shares of common stock granted to such named executive officers.

Employment Contracts

On May 2, 2002 the Company renewed employment agreements with John E. Presley, Erik Wiisanen, and Joseph F. McGuire at salary levels of $175,000, $125,000 and $120,000, respectively, through May 1, 2003 at which time they expire. In connection with the renewal of these agreements, Messrs. Presley and Wiisanen were each issued 300,000 options to purchase the Company’s common stock at an option price of $1.00. Mr. McGuire was issued 50,000 options at the same price. These stock options were approved by the stockholders at the 2003 annual meeting.

Change of Control Arrangements

The Company’s 2000 Employees Stock Option Plan and 2000 Director Stock Option Plan provide that in the event of a change in control as defined in the plans, all outstanding options under the plans will immediately become exercisable 100% for each participant.

Stock Options Granted in 2003

The following table sets forth the number of stock options granted to the executive officers named in the Summary Compensation Table in 2003.

Name	Number of Securities Underlying Options/SARs Granted		% of Total Options/SARs Granted Employees in Fiscal Yr. (3)	Exercise Price	Expiration Date
	30,000	(1)		$1.13	December 22, 2008
John E. Presley	100,000	(2)	21%	$1.13	December 22, 2008
	30,000	(1)		$1.13	December 22, 2008
Erik Wiisanen	100,000	(2)	21%	$1.13	December 22, 2008
	30,000	(1)		$1.13	December 22, 2008
Joseph F. McGuire	100,000	(2)	21%	$1.13	December 22, 2008

(1)	Options issued under the amended 2000 Employee Stock Option Plan.

(2)	Options issued under the amended 2000 Director Stock Option Plan.

(3)	Percentages are based on a total of 620,000 options granted to employees in 2003.

Option Exercises in 2003 and Year-End Values

The following table sets forth the number of stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2003 and the value of unexercised in-the-money options held which represents the positive difference between the exercise price and the market price at fiscal year end. No such executive exercised any options during 2003. The closing stock price of the Company was $1.34 at December 31, 2003. There were no stock appreciation rights held or exercised by the named executive officers.

	Number of unexercised Options at December 31, 2003		Value of Unexercised in-the money Options at December 31, 2003
Name	Exercisable	Not Exercisable	Exercisable	Not Exercisable
John E. Presley	1,908,019	-0-	$284,634	-0-
Erik Wiisanen	1,377,888	-0-	$281,833	-0-
Joseph F. McGuire	733,333	-0-	$199,633	-0-

Equity Compensation Plan Information as of December 31, 2003

The Company makes grants of options to purchase common stock of the Company individually and pursuant to its stock option plans. The Company has also used common stock and warrants to purchase common stock to pay consultants and advisors for services and to pay broker/dealers in connection with securities offerings. The following table gives information about outstanding equity compensation plans as of December 31, 2003. The table does not include any shares issuable under the 2004 Employee Stock Incentive Plan and the 2004 Director Option Plan which are the subject of Proposals 2 and 3 that may be approved the stockholders at the Annual Meeting.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans, (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	4,554,240	$2.64	5,000
Equity compensation plans not approved by security holders(2)	2,485,962	$11.36	-0-
Total	7,040,202	$5.72	5,000

(1)	Consists of options to purchase common stock pursuant to the Company’s Employee and Director Stock Option Plans and other stockholder-approved arrangements.

(2)	The equity compensation plans that were not approved by stockholders provide for the issuance of shares of common stock or options to purchase shares of common stock for services rendered to the Company. Notes 12 and 13 to the Company’s financial statements included the Annual Report on Form 10-KSB for the year ended December 31, 2003 contain additional information on these plans.

PROPOSAL NO. 2

APPROVAL OF THE 2004 STOCK INCENTIVE PLAN

The Board of Directors adopted the 2004 STOCK INCENTIVE PLAN (the “Plan”), subject to stockholder approval at the Annual Meeting. The Board of Directors believes that the Plan will prove to be an important long-term incentive that is critical to enable the Company to attract, retain, motivate, reward and remunerate qualified personnel and will encourage participants to exert maximum efforts towards the Company’s success, focus on the long-term growth of stockholder value as well as promote a closer identity of interest between participants and stockholders of the Company. By thus encouraging participants and promoting their continued association with the Company, the Plan is expected to benefit the Company and its stockholders.

Description of the 2004 Stock Incentive Plan

The following is a description of the material features of the 2004 Stock Incentive Plan.

Eligibility

Awards under the Plan may be granted to employees (including employees who may be directors and officers), independent contractors and consultants of the Company and its subsidiaries. Approximately 75% of our employees are eligible to participate in the Plan.

Shares Subject to the Plan

The Plan authorizes the issuance of up to 1,500,000 shares of the Company’s Common Stock. In the event of certain changes in the Company’s Common Stock such as recapitalization, reclassification, stock split, combination or exchange of shares, stock dividends or the like, appropriate adjustment will be made in the number and kind of shares available for issuance under the Plan and the purchase price, if any, per share. In any fiscal year the maximum number of shares covered by an award that may be granted under the Plan to an individual is 100,000, subject to adjustments to reflect stock splits and dividends. Based on prior issuances under the 2000 Employees Stock Option Plan, the Board anticipates that this authorization will cover stock incentive awards for the two years following the Annual Meeting.

Administration

The Plan is administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company. The Committee has the full and exclusive power to construe, interpret and administer the Plan, including, but not limited to, the authority to designate which eligible participants are to be granted awards and to determine the type of award and the number of shares to be subject thereto and the terms and conditions thereof, consistent with the terms of the Plan. The Committee is also authorized to adopt, amend and revoke rules relating to the administration of the Plan.

Awards Under the Plan

The Plan provides that the Committee may grant or issue stock options and stock awards pursuant to a written agreement and may contain such terms as the Committee determines. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine the eligible employees, consultants and advisors for each award and the terms and conditions thereof.

Stock Options

Stock Options provide for the right to purchase shares of Company Common Stock at a specified price as determined by the Committee, provided that the exercise price per share of an incentive stock option may not be less than 100% of the fair market value of a share as of the date the option is granted. Stock options granted under the Plan may be incentive stock options (“ISOs”) that are designed to comply with the provisions of Section 422 of the Internal Revenue Code (the “Code”) and will be subject to restrictions contained in the Code or nonqualified stock options (“NQSOs”). The maximum number of shares of Company Common Stock that may be issued or transferred upon the exercise of ISOs may not exceed the total number of shares available for grant under the Plan as set forth above under “Shares Subject to the Plan”. Stock options may be granted for any term specified by the Committee, provided that no option may be exercisable after ten years from the date of grant. The Committee may accelerate the exercisability of any option or portion thereof at any time. The Committee may provide in the option agreement that all or a part of the shares received by an optionee upon the exercise of a NQSO shall be restricted shares subject to any or all of the restrictions or conditions described below. Stock options under the Plan my contain reload options.

Reload Options are additional stock options granted to any optionee upon the exercise of options through the delivery of shares of Company Common Stock. Reload options (i) may be granted only with respect to the same number of shares as were surrendered to exercise the options, (ii) the exercise price per share of the reload options may not be less than 100% of the fair market value of a share as of the date the reload options are granted, and (iii) the reload options may not be exercisable on the later to occur of (a) the expiration of the term of the original options, or (b) ten years from the date of grant of the Reload Options. No reload options may contain any further reload option provisions.

Exercise Price. The exercise price for each Option will be determined by the Committee, but will not be less than 100% of the fair market value of a share of Common Stock on the date of grant for any ISO. If an ISO is granted to a ten percent stockholder of the Company (as defined in the Plan), the exercise price will be at least 110% of the fair market value of a share on the date of grant.

Exercise of Options. The Committee determines when Options become exercisable and in its discretion may accelerate the vesting of any outstanding Option or extend the term of a NQSO option set to expire prior to ten years from the date of issuance. The means of payment for shares issued upon exercise of an Option are specified in each option agreement. The Plan permits payment to be made by cash, check, wire transfer, other shares of Company common stock and broker assisted same-day sales. All payment methods other than payment of cash, check and wire transfer will be subject to such restrictions as may be established by the Committee or applicable law or the rules of any applicable stock exchange. The participant must pay any required tax withholding in cash at the time of exercise.

Limits on Exercisability. No Option will be exercisable after the expiration of ten years from the date an Option is granted (five years with respect to an ISO held by an Optionee who is a ten percent stockholder of the Company). Options will be exercisable at such times as determined by the Committee. Unless otherwise specified at the time of grant of the Option, an Option will become exercisable as to one-third of the shares in the first year after grant, an additional one-third on the first anniversary of the date of grant and fully exercisable on the second anniversary of the date of grant. An option granted under the Plan will generally expire on the first to occur of: (i) conviction of a felony against the Company (ii) three (3) months after the date of a termination of employment or retention for any reason other than death or (ii) six (6) months after death of the optionee; provided that the Committee may specify in the document governing the option that an Option may be exercisable during a longer period. ISOs held by a participant under the Plan and any other plans of the Company may not become exercisable for the first time during any calendar year in excess of $100,000.

Stock Awards

Each stock award under the Plan will contain provisions regarding (1) the number of shares subject to such stock award or a formula for determining such number, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Committee, (5) restrictions on the transferability of the stock award, and (6) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. Such awards may be granted or sold in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such participant.

Change In Control

In the event of a change in control as defined in the Plan, all awards under the Plan will immediately become 100% exercisable or vested for each participant.

New Plan Benefits

No awards have been granted under the Plan. Future grants of awards, if any, that will be made to eligible participants are subject to the discretion of the Committee and, therefore, it is not possible to determine the awards under the Plan that will be received by our directors, executive officers and other participants if the Plan is approved by the stockholders.

Amendment, Suspension and Termination

The Plan may be amended, suspended, or terminated at any time or from time to time by the Committee, provided that (i) no such amendment or modification may, without written consent of the participant, alter or impair any rights or obligations under any outstanding awards under the Plan; and (ii) no amendment will be effective unless approved by the affirmative vote of the holders of a majority of shares of the Company present, or represented, and entitled to vote at a meeting of stockholders of the Company duly held within twelve months of the date of adoption where such amendment will: (a) increase the total number of shares reserved for the issuance under the Plan; or (b) materially change the standards of eligibility under the Plan; (c) materially increase the benefits which may accrue to participants under the Plan; or (d) result in the adoption of a new plan or require the approval of the stockholders under any applicable tax, regulatory or stock market requirement.

Subject to the foregoing, the Committee may amend, extend, modify or terminate any outstanding award with the participant’s written consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan.

Transfer Restrictions

Except as otherwise determined by the Committee, no award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any participant shall be subject to any lien, obligation or liability of the participant.

Securities Law Compliance

In the event that the shares to be acquired pursuant to the Plan are not covered by a then current registration statement under the Securities Act of 1933 (the “Securities Act”), and is not otherwise exempt, such shares will be restricted against transfer to the extent required by the Securities Act and the Committee may require any participant to represent in writing an intention to invest, rather than distribute, the shares.

Miscellaneous Provisions

The adoption of the Plan will not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in the Plan guarantees continued employment for any participating employee. The Company and its subsidiaries reserve the right to remove, terminate or discharge any employee at any time and for any reason.

Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

Tax Consequences to Participants

Stock Options

The Committee may grant both NQSOs and ISOs. With respect to an NQSO, in general: (i) no income will be recognized by an optionee at the time an NQSO is granted; (ii) at the time of exercise of an NQSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of an NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

With respect to an ISO, no income generally will be recognized by an optionee upon the grant or exercise of an ISO. However, any excess of the fair market value of the shares at the time of exercise over the option price will be subject to the alternative minimum tax. If no disposition of shares issued to an optionee is made within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Awards

Stock awards will generally be taxed as ordinary income when the participant receives the unrestricted right to the shares in the award. In the event the shares in the award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, the participant will not recognize ordinary income at the time of grant of the award. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture or becomes transferable. Upon a disposition of such shares by the participant, any difference between the sale price and the amount recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the tests of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” under the Code and is not disallowed by Section 162(m) of the Code.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote, a quorum being present. A proxy marked “abstain” or “against” the proposal and broker non-votes will have the effect of a negative vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF THE 2004 STOCK INCENTIVE PLAN.

PROPOSAL NO. 3

APPROVAL OF THE 2004 DIRECTOR STOCK OPTION PLAN

The Board of Directors adopted the 2004 DIRECTOR STOCK OPTION PLAN (the “Director Plan”), subject to stockholder approval at the Annual Meeting. The Board of Directors believes that the Director Plan will benefit the Company and its stockholders by encouraging to increase their financial stake in the Company through ownership of common stock therefore solidifying the directors’ mutual interest with the stockholders in increasing the long term value of the Company’s stock.

Description of the 2004 Director Stock Option Plan

The following is a description of the material features of the 2004 Director Stock Incentive Plan.

Eligibility

Awards under the Director Plan are granted to Directors (including employees who may be directors) of the Company.

Shares Subject to the Director Plan

The Director Plan authorizes the issuance of up to 1,000,000 shares of the Company’s Common Stock. In the event of certain changes in the Company’s Common Stock such as recapitalization, reclassification, stock split, combination or exchange of shares, stock dividends or the like, appropriate adjustment will be made in the number and kind of shares available for issuance under the Director Plan and the purchase price, if any, per share. The Board anticipates that this authorization will provide sufficient shares available for grants of options under the Director Plan for two years following the Annual Meeting.

Administration

The Director Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Committee has the full and exclusive power to construe, interpret and administer the Director Plan, consistent with the terms of the Director Plan. The Committee is also authorized to adopt, amend and revoke rules relating to the administration of the Director Plan.

Annual Awards Under the Director Plan

The proposed Director Plan provides for the automatic grant of options to each of our directors (including directors who are employees) to acquire shares on the first Monday following each annual meeting of stockholders each year beginning with the 2004 Annual Meeting. Each director will be granted options to purchase 50,000 shares of Common Stock plus additional options for service on committees of the Board. Each chairman of a committee of the Board of Directors shall be granted 10,000 stock options and each member of a committee shall be granted 5,000 stock options. All options granted under the Director Plan are required to be issued at 100% of the fair market value on the Company’s common stock on the date of grant unless the Committee requires a higher price at the time of grant or such higher price is required under another provision of the Director Plan.

The award of annual stock options to directors is designed as compensation for service as a director for the period from their election at an annual meeting of stockholders until the next annual meeting of stockholders. Due to the lack of sufficient shares authorized for issuance under the Company’s 2000 Director Stock Option Plan, the directors elected at the 2003 annual meeting of stockholders received only one-half of the options to which they were entitled under the 2000 Director Stock Option Plan. The proposed 2004 Director Stock Option Plan provides that the incumbent directors elected at the 2003 annual meeting will receive the balance of the options they would have received for service as a director from the 2003 annual meeting to the 2004 annual meeting at the same time and the same option price they will receive the options to be granted after the 2004 annual meeting of stockholders, if they are elected and the Directors Plan is approved at the Annual Meeting.

Interim Awards under the Directors Plan

The proposed Directors Plan also provides for the grant of stock options to any directors who join the Board other than by election at an annual meeting of stockholders. As of the date of their joining the Board, such directors would receive an award of options in an amount equal to those which they would have received had they been elected as a director at the annual meeting immediately prior to their joining the Board reduced pro-rata by the number of days in a year between their joining the Board and the immediately prior annual meeting of stockholders. The director who joined the Board after the 2003 annual meeting of stockholders would receive such grant at the same time and the same option price he will receive the options to be granted after the 2004 Annual Meeting, if he is elected and the Directors Plan is approved at the Annual Meeting.

New Plan Benefits

The following table reflects the number of options which will be granted under the Directors Plan in 2004 assuming that all of the nominees of the Board of Directors are elected at the Annual Meeting and the Directors Plan is approved at the Annual Meeting.

Name and Position	Dollar Value(1)	Number of Options(2)
John E. Presley	-0-	90,000
Erik Wiisenan	-0-	80,000
Joseph F. McGuire	-0-	90,000
Executive Group	-0-	260,000
Non-Executive Director Group	-0-	180,000
Non-Executive Officer Employee Group	-0-	-0-

(1)	Since options under the Directors Plan are issued at an exercise price no less than 100% of fair market value of the Company’s on the date of grant, such options will have no intrinsic value at date of grant.

(2)	Includes stock options to be granted for service prior to the 2004 Annual Meeting as set forth above.

Stock Options

Stock Options provide for the right to purchase shares of Company Common Stock at a specified price as determined by the Committee, provided that the exercise price per share of an incentive stock option may not be less than 100% of the fair market value of a share as of the date the option is granted. Stock options granted under the Director Plan may be incentive stock options (“ISOs”) that are designed to comply with the provisions of Section 422 of the Internal Revenue Code (the “Code”) and will be subject to restrictions contained in the Code or nonqualified stock options (“NQSOs”). The maximum number of shares of Company Common Stock that may be issued or transferred upon the exercise of ISOs may not exceed the total number of shares available for grant under the Director Plan as set forth above under “Shares Subject to the Director Plan”. Stock options may be granted for any term specified by the Committee, provided that no option may be exercisable after ten years from the date of grant. The Committee may accelerate the exercisability of any option or portion thereof at any time. The Committee may provide in the option agreement that all or a part of the shares received by an optionee upon the exercise of a NQSO shall be restricted shares subject to any or all of the restrictions or conditions described below. Stock options under the Director Plan my contain reload options.

Reload Options are additional stock options granted to any optionee upon the exercise of options through the delivery of shares of Company Common Stock. Reload options (i) may be granted only with respect to the same number of shares as were surrendered to exercise the options, (ii) the exercise price per share of the reload options may not be less than 100% of the fair market value of a share as of the date the reload options are granted, and (iii) the reload options may not be exercisable on the later to occur of (a) the expiration of the term of the original options, or (b) ten years from the date of grant of the Reload Options. No reload options may contain any further reload option provisions.

Exercise Price. All options granted under the Director Plan are required to be issued at 100% of the fair market value of the Company’s common stock on the date of the grant unless the

Committee requires a higher price at the time of grant or such higher price is required under another provision of the Director Plan.

Exercise of Options. The Committee determines when Options become exercisable and in its discretion may accelerate the vesting of any outstanding Option. The means of payment for shares issued upon exercise of an Option are specified in each option agreement. The Director Plan permits payment to be made by cash, check, wire transfer, other shares of Company common stock and broker assisted same-day sales. All payment methods other than payment of cash, check and wire transfer will be subject to such restrictions as may be established by the Committee or applicable law or the rules of any applicable stock exchange. The director must pay any required tax withholding in cash at the time of exercise.

Limits on Exercisability. No Option will be exercisable after the expiration of ten years from the date an Option is granted (five years with respect to an ISO held by an Optionee who is a ten percent stockholder of the Company). Options will be exercisable at such times as determined by the Committee at the time of grant. Unless otherwise determined at the time of grant, Options will become exercisable as to one-third of the shares in the first year after grant, an additional one-third on the first anniversary of the date of grant and fully exercisable on the second anniversary of the date of grant. An option granted under the Director Plan will generally expire on the first to occur of: (i) conviction of a felony against the Company (ii) three (3) months after the date of a termination of employment or retention for any reason other than death or (ii) six (6) months after death of the optionee; provided that the Committee may specify in the document governing the option that an Option may be exercisable during a longer period. ISOs held by a participant under the Plan and any other plans of the Company may not become exercisable for the first time during any calendar year in excess of $100,000.

Change In Control

In the event of a change in control as defined in the Director Plan, all outstanding options under the Director Plan will immediately become 100% exercisable or vested for each participant.

Amendment, Suspension and Termination

The Director Plan may be amended, suspended or terminated at any time or from time to time by the Committee, provided that (i) no such amendment or modification may, without written consent of the participant, alter or impair any rights or obligations under any outstanding awards under the Director Plan; and (ii) no amendment will be effective unless approved by the affirmative vote of the holders of a majority of shares of the Company present, or represented, and entitled to vote at a meeting of stockholders of the Company duly held within twelve months of the date of adoption where such amendment will: (a) increase the total number of shares reserved for the issuance under the Director Plan; or (b) materially change the standards of eligibility under the Director Plan; (c) materially increase the benefits which may accrue to participants under the Director Plan; or (d) result in the adoption of a new Director Plan or require the approval of the stockholders under any applicable law or rules of an applicable tax, regulatory or stock market requirement.

Subject to the foregoing, the Committee may amend, extend, modify or terminate any outstanding award with the participant’s written consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Director Plan.

Transfer Restrictions

Except as otherwise determined by the Committee, no award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any participant shall be subject to any lien, obligation or liability of the participant.

Securities Law Compliance

In the event that the shares to be acquired pursuant to the Director Plan are not covered by a then current registration statement under the Securities Act of 1933 (the “Securities Act”), and is not otherwise exempt, such shares will be restricted against transfer to the extent required by the Securities Act and the Committee may require any participant to represent in writing an intention to invest, rather than distribute, the shares.

Miscellaneous Provisions

The adoption of the Director Plan will not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in the Director Plan guarantees continued employment for any participating employee. The Company and its subsidiaries reserve the right to remove, terminate or discharge any employee at any time and for any reason.

Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Director Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

Tax Consequences to Participants

Stock Options

The Committee may grant both NQSOs and ISOs. With respect to an NQSO, in general: (i) no income will be recognized by an optionee at the time an NQSO is granted; (ii) at the time of exercise of an NQSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of an NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

With respect to an ISO, no income generally will be recognized by an optionee upon the grant or exercise of an ISO. However, any excess of the fair market value of the shares at the time of exercise over the option price will be subject to the alternative minimum tax. If no disposition of shares issued to an optionee is made within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the tests of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” under the Code and is not disallowed by Section 162(m) of the Code.

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote, a quorum being present. A proxy marked “abstain” or “against” the proposal and broker non-votes will have the effect of a negative vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF THE 2004 DIRECTOR STOCK OPTION PLAN.

AUDIT COMMITTEE REPORT

The Audit Committee, as of April 2004, has reviewed and discussed with the Company’s management and Rachlin Cohen & Holtz LLP the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-KSB for the Company’s 2003 fiscal year. The Audit Committee has also discussed with Rachlin Cohen Holtz LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from Rachlin Cohen & Holtz LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Rachlin Cohen & Holtz LLP its independence from the Company. The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for its 2003 fiscal year for filing with the SEC.

Respectfully submitted,

Kenneth M. Cornell (Chairman)

Lamar Nash

Joseph F. McGuire

SELECTION OF INDEPENDENT PUBLIC ACCOUNTS FOR 2004

Rachlin Cohen & Holtz LLP has audited the Company’s financial statements annually since the Company’s inception in 1996 and the Audit Committee has selected such firm as the Company’s independent auditors for the year ending December 31, 2004.

In the past, we have requested that our stockholders vote to ratify the appointment of our independent auditors for the year. This vote is only advisory, because the Board of Directors had (and the Audit Committee now has) the sole authority to hire and dismiss the independent auditors. We expect that new legal and regulatory requirements will increase audit and audit-related costs in 2004. We have not included an auditor ratification proposal this year because of the increased costs which would likely be required in the event that a new independent auditing firm was selected in 2004 due to the extra time and expense involved in familiarizing a new audit firm with the Company’s operations. Representatives of Rachlin Cohen & Holtz LLP are expected to be present at the Annual Meeting in order to answer appropriate questions and to make a statement if they desire to do so.

Fees related to services performed by Rachlin in 2003 and 2002 were as follows:

	2003	2002
Audit Fees (1)	$62,466	$66,361
Audit-Related Fees	-0-	-0-
Tax Fees (2)	5,000	17,214
All Other Fees	-0-	-0-

Total	$67,466	$83,575

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements.

(2)	Tax fees principally included tax advice, tax planning and tax return preparation.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at the 2005 Annual Meeting of Stockholders and presentation in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 20, 2005 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-KSB

The Company’s financial statements for the year ended December 31, 2003 are included in the Company’s Annual Report to Stockholders for the year ended December 31, 2003, which is being mailed to the Company’s stockholders with this Proxy Statement. Stockholders may obtain a copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 and any exhibit included in the Form 10-KSB, without charge, by requesting it in writing from Joseph F. McGuire, Chief Financial Officer, American Access Technologies, Inc., at 6670 Spring Lake Road, Keystone Heights, Florida 32656.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

June 1, 2004

John E. Presley President

AMERICAN ACCESS TECHNOLOGIES, INC.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Organization

There shall be a standing committee of the Board of Directors to be known as the Corporate Governance and Nominating Committee (the “Committee”). The membership of the Committee shall be comprised of at least two members of the Board of Directors, each of whom is independent as defined by the corporate governance rules of the NASDAQ Stock Market. The Board of Directors shall annually designate the members of the Committee.

Purposes

The principal purposes of the Committee are to: (1) identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to select the director nominees of the Board to stand for election at each annual meeting of stockholders; (2) consider corporate governance issues that may arise from time to time and develop guidelines and make recommendations to the Board with respect thereto; and (3) review and approve related party transactions.

Responsibilities

In furthering its objectives, the Committee shall:

1. Develop, and recommend to the Board for adoption, qualifications for members of the Board and its committees and criteria for their selection, and periodically review such qualifications and criteria and recommend for adoption by the Board changes which the Committee determines advisable;

2. Identify, review the qualifications of, and interview potential candidates to fill Board positions, including potential candidates recommended by stockholders;

3. Review the suitability for continued service as a director of each Board member prior to the expiration of his or her term;

4. Select the nominees of the Board to stand for election at each annual meeting of stockholders; and

5. Promptly report to the Board the results of its meetings and actions.

6. Review and determine whether to approve any transaction between the Company and one or more officers, directors and major shareholders of the Company.

7. Develop and recommend policies and procedures relating to corporate governance, including the processes and procedures of the Board, and monitor such policies, processes and procedures when established.

Committee Chair

The Board of Directors may appoint one of the members of the Committee to serve as the Committee Chair. If the Committee Chair is absent from a meeting, another member of the Committee will act as Chair.

Annual Review of Charter

Not less than annually, the Committee shall review this Charter and recommend to the Board any changes it deems advisable. At any time, the Board of Directors acting on its initiative may amend this Charter, consistent with the rules of the Securities and Exchange Commission and the NASDAQ Stock Market. Only the Board of Directors may amend this Charter.

Meetings and Report to the Board of Directors

A majority of the Committee members shall constitute a quorum for the transaction of business. Members may attend a meeting of the Committee by conference telephone. The action of a majority of those present at a meeting at which a quorum is present shall be the action of the Committee. The Committee shall meet as frequently as circumstances require, but at least once annually prior to the preparation of the proxy materials to be sent to the Company’s stockholders in connection with the annual meeting of stockholders. The Committee shall keep a record of its actions and proceedings, and the Committee Chair shall report on the meetings of the Committee to the Board of Directors at the next Board meeting following a Committee meeting. The Committee may form and delegate authority to subcommittees when appropriate.

Retention of Special Legal, Accounting and Other Consultants

The Committee shall have the authority to retain, at the Company’s expense, special legal, accounting, search firms or other consultants to advise the Committee and to assist it in conducting any investigations deemed necessary by the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

2

AUDIT COMMITTEE CHARTER

1. Members. The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of independent directors of the Board, and shall either designate one member as chairperson or delegate the authority to designate a chairman to the Audit Committee. Members of the Audit Committee shall be appointed by the Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee and may be removed by the Board of Directors in its discretion. For the purposes hereof, the term “independent” shall mean a director who meets The Nasdaq Stock Market, Inc. (“NASDAQ”) standards of “independence,” as determined by the Board.

Each member of the Company’s Audit Committee must be financially literate at the time of appointment, and at least one member of the Audit Committee must be an “audit committee financial expert,” as determined by the Board. In addition, no Audit Committee member may have participated in the preparation of the financial statements of the Company or any of the Company’s current subsidiaries at any time in the past three years.

Notwithstanding the foregoing, the Company’s Chief Financial Officer may be a member of Audit Committee until the NASDAQ listing requirements require the Company’s Audit Committee to be composed entirely of independent directors or such earlier time as a third independent director is appointed to the Audit Committee, but such officer may not be the chairman of the Audit Committee.

2. Purposes, Duties, and Responsibilities. The purposes of the Audit Committee shall be to:

•	assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements; (ii) the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements; (iii) the outside auditing firm’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and the Company’s outside auditing firm; and

•	prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Among its specific duties and responsibilities, the Audit Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NASD or other regulatory authority:

(i)	Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the outside auditing firm. In this regard, the Audit Committee shall have the sole authority to: (a) appoint and retain, (b) determine the funding for, and (c) when appropriate, terminate, the outside auditing firm, which shall report directly to the Audit Committee.

(ii)	Approve in advance all audit services to be provided by the outside auditing firm, including any written engagement letters related thereto. (By approving the audit engagement, the audit service contemplated in any written engagement letter shall be deemed to have been pre-approved.)

(iii)	Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require pre-approval by the Audit Committee of all permissible non-audit services to be provided by the outside auditing firm.

(iv)	Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review a report by the outside auditing firm describing any relationships between the outside auditing firm and the Company or any other relationships that may adversely affect the independence of the auditor; discuss with the outside auditing firm any disclosed relationships or services that may impact the objectivity and independence of the auditor; and present to the Board of Directors the Audit Committee’s conclusions with respect to the independence of the outside auditing firm.

(v)	Review and discuss with the outside auditing firm: (a) the scope of the audit, the results of the annual audit examination by the auditor and any accompanying management letters, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditing firm’s activities or on access to requested information, and any significant disagreements with management; and (b) any reports of the outside auditing firm with respect to interim periods.

(vi)	Review the report from the outside auditing firm on the critical accounting policies and the alternative treatments of financial information that have been discussed with management.

(vii)	Review and discuss with management and the outside auditing firm the annual audited and quarterly unaudited financial statements of the Company, including: (a) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the development, selection and reporting of accounting policies that may be regarded as critical; (c) the steps that the company is taking to review and assess its internal control over financial reporting; and (d) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

(viii)	Recommend to the Board based on the review and discussion described in paragraphs (v)- (vii) above, whether the financial statements should be included in the Annual Report on Form 10-KSB.

(ix)	Periodically review and discuss the adequacy of the Company’s internal controls, any significant deficiencies in internal controls, and significant changes in such controls; and review and discuss with the principal internal auditor of the Company and such others as the Audit Committee deems appropriate, the scope and results of the internal audit program.

(x)	Periodically review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

(xi)	Review and discuss with management and the outside auditors any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company.

(xii)	Review any related party transactions involving directors or executive officers of the Company.

(xiii)	Review, with legal counsel, material pending legal proceedings involving the Company and other contingent liabilities.

(xiv)	Establish procedures for receiving and handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(xv)	Establish policies for the hiring of employees and former employees of the outside auditing firm.

(xvi)	Evaluate annually the performance of the Audit Committee and the adequacy of the Audit Committee charter.

3. Outside Advisors. The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its functions. The Audit Committee shall have sole authority to approve related fees and retention terms and shall receive appropriate funding from the Company, as determined by the Audit Committee, for payment of fees to any such advisors.

4. Meetings. The Audit Committee will meet at least four times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management, the principal internal auditor of the Company and the outside auditing firm. A majority of the members of the Audit Committee present in person or by telephone shall constitute a quorum. The Audit Committee shall report regularly to the full Board of Directors with respect to its activities.

AMERICAN ACCESS TECHNOLOGIES, INC.

6670 Spring Lake Road

Keystone Heights, Florida 32656

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John E. Presley and Joseph F. McGuire as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the shares of Common Stock of American Access Technologies, Inc. held of record by the undersigned on May 28, 2004 at the Annual Meeting of Stockholders to be held on July 23, 2004, or any adjournment or postponement thereof.

1)	ELECTION OF DIRECTORS

For all nominees listed below: /            /

Withhold authority to vote all nominees listed below: /            /

INSTRUCTION:

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

John E. Presley	Erik Wiisanen	Joseph F.McGuire	Lamar Nash	Kenneth M.Cornell

2)	PROPOSAL TO APPROVE THE 2004 EMPLOYEE STOCK INCENTIVE PLAN

For / /	Against / /	Abstain / /

3)	PROPOSAL TO APPROVE THE 2004 DIRECTOR STOCK OPTION PLAN

For / /	Against / /	Abstain / /

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed herein and FOR Proposals 2 and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                     , 2004

(signature)	(signature, if held jointly)

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.